Exhibit 99.1

Masimo Corporation Board of Directors Authorizes Management to Evaluate the Separation of Consumer Business

IRVINE, Calif. – (BUSINESS WIRE) – Masimo (NASDAQ: MASI), a global leader in noninvasive monitoring technologies and audio products, today announced that its Board of Directors has authorized management to evaluate a proposed separation of its consumer business. The Board and management will evaluate the proposed structure of the separation. Masimo expects that the separation will include its consumer audio and consumer health products, including the Stork baby monitor and the Freedom smart watch and band. Masimo will retain its professional healthcare and telehealth products. Masimo expects that this will improve the profitability of the healthcare business. Joe Kiani is expected to remain Chairman and CEO of Masimo and to be named Chairman of the newly created company.

Masimo will seek to complete the separation as soon as feasible, subject to completion of due diligence, completion of definitive agreements, submission and clearance of filings with the Securities and Exchange Commission and the receipt of other applicable regulatory approvals.

“I truly believe there is tremendous opportunity to increase not just the lifespan but the healthspan of people by taking healthcare into the home,” said Mr. Kiani. “We have unique and necessary technologies to make what I’ve been calling 22nd Century healthcare happen in the next few years. I proposed a separation of the consumer business in January and the Board has agreed to move forward. This approach is expected to maximize shareholder value as well as give both Masimo healthcare and the new consumer business the best path for success.”

Masimo is also reaffirming its financial guidance for the first quarter and fiscal year 2024.

About Masimo

Masimo (NASDAQ: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. In addition, Masimo Consumer Audio is home to eight legendary audio brands, including Bowers & Wilkins, Denon, Marantz, and Polk Audio. Our mission is to improve life, improve patient outcomes, and reduce the cost of care. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies.3 Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates,4 improve CCHD screening in newborns,5 and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs.6-9 Masimo SET® is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world,1 and is the primary pulse oximetry at 9 of the top 10 hospitals as ranked in the 2022-23 U.S. News and World Report Best Hospitals Honor Roll.2 In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™ (rainbow® PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3® Regional Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7®, Radius PPG®, and Radius VSM™, portable devices like Rad-67®, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97® and the Masimo W1® medical watch. Masimo hospital and home automation and connectivity solutions are centered around the Masimo Hospital Automation™ platform, and include Iris® Gateway, iSirona™, Patient SafetyNet, Replica®, Halo ION®, UniView®, UniView :60™, and Masimo SafetyNet®. Its growing portfolio of health and wellness solutions includes Radius T°® and Masimo W1 Sport. Additional information about Masimo and its products may be found at www.masimo.com. Published clinical studies on Masimo products can be found at professional.masimo.com/evidence/featured-studies/feature/. RPVi has not received FDA 510(k) clearance and are not available for sale in the United States. The use of the trademark Patient SafetyNet is under license from University HealthSystem Consortium.

References

1.	Estimate: Masimo data on file.
2.	http://health.usnews.com/health-care/best-hospitals/articles/best-hospitals-honor-roll-and-overview.
3.	Published clinical studies on pulse oximetry and the benefits of Masimo SET® can be found on our website at http://www.masimo.com. Comparative studies include independent and objective studies which are comprised of abstracts presented at scientific meetings and peer-reviewed journal articles.
4.	Castillo A et al. Prevention of Retinopathy of Prematurity in Preterm Infants through Changes in Clinical Practice and SpO2 Technology. Acta Paediatr.2011 Feb;100(2):188-92.
5.	de-Wahl Granelli A et al. Impact of pulse oximetry screening on the detection of duct dependent congenital heart disease: a Swedish prospective screening study in 39,821 newborns. BMJ.2009;Jan 8;338.
6.	Taenzer A et al. Impact of pulse oximetry surveillance on rescue events and intensive care unit transfers: a before-and-after concurrence study. Anesthesiology. 2010:112(2):282-287.
7.	Taenzer A et al. Postoperative Monitoring – The Dartmouth Experience. Anesthesia Patient Safety Foundation Newsletter. Spring-Summer 2012.
8.	McGrath S et al. Surveillance Monitoring Management for General Care Units: Strategy, Design, and Implementation. The Joint Commission Journal on Quality and Patient Safety. 2016 Jul;42(7):293-302.
9.	McGrath S et al. Inpatient Respiratory Arrest Associated With Sedative and Analgesic Medications: Impact of Continuous Monitoring on Patient Mortality and Severe Morbidity. J Patient Saf. 2020 14 Mar. DOI: 10.1097/PTS.0000000000000696.

Forward-Looking Statements - Masimo

This press release includes forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the proposed separation of Masimo’s consumer business, including the potential timing and structure thereof, the proposed timing for providing an update regarding the proposed separation and the expectation that the proposed separation will maximize shareholder value or be the best path for success and the statement regarding Masimo’s first quarter 2024 financial guidance. These forward-looking statements are based on current expectations about future events affecting us and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements as a result of various risk factors, including, but not limited to: risks related to: the ability to effect the transactions described above and to meet the conditions related thereto; the ability of the separated business to be successful; potential uncertainty during the pendency of the transactions that could affect Masimo’s financial performance; the possibility that the transactions will not be completed within the anticipated time period or at all; the possibility that the transactions will not achieve their intended benefits; the possibility of disruption, including changes to existing business relationships, disputes, litigation or unanticipated costs in connection with the transactions; impact on our employees; uncertainty of the expected financial performance of Masimo prior to and following completion of the transactions; negative effects of the announcement or pendency of the transactions on the market price of the Company's securities and/or on the financial performance of Masimo; evolving legal, regulatory and tax regimes; changes in general economic and/or industry specific conditions; actions by third parties, including government agencies; as well as other factors discussed in the “Risk Factors” section of our most recent reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. We do not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in our most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Investor Contact: Eli Kammerman

(949) 297-7077

ekammerman@masimo.com

Media Contact: Evan Lamb

(949) 396-3376

elamb@masimo.com